Securities and Exchange Commission

                       Washington D.C. 20549


                             Form 8-K

                          Current Report


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



          Date of Report (Date of the earliest event reported)




                         December 31, 1995

                        ____________________


                          The Stephan Co.



   Florida                       1-4436               59-0676812
 (State or other             (Commission File      (I.R.S. Employer
  jurisdiction of                Number)            Identification
  incorporation)                                        Number)


               1850 W. McNab Road
            Fort Lauderdale, Florida                     33309
    (Address of principal executive offices)           (Zip Code)



                             (954) 971-0600
         (Registrant's telephone number, including area code)













ITEM 2. ACQUISITION or DISPOSITION of ASSETS



     On December 31, 1995, the Registrant entered into asset purchase agreements with Colgate-Palmolive Company and its subsidiary, The Mennen Company, for the acquisition of certain consumer product brands, as well as a licensing agreement for the domestic distribution of the Cashmere Bouquet Talc product line. The combined purchase price for the brands and licensing agreement was a minimum of $12,000,000, comprised of a $2,000,000 cash down payment (utilizing current working capital funds), 5 year, 8% notes in an aggregate amount of $6,000,000 and an 8% royalty payment based upon net sales for a period of 8 years, with a minimum royalty payment of $4,000,000.

     The Registrant purchased the Wildroot product line of men's hair care products and signed a licensing agreement for the manufacture and domestic distribution of the Cashmere Bouquet Talc line for women, from the Colgate-
Palmolive Company. Protein 29 and Protein 21, both men's hair grooming preparations; Balm Barr, a hand and body lotion and creme product for women; Stretch Mark, a massage creme for women; and Quinsana, a medicated anti-fungal talc were purchased from The Mennen Company, a subsidiary of Colgate-Palmolive.

     Based upon information currently available to the Registrant, it is estimated that approximately $1,000,000 of the aggregate purchase price will be allocated to inventory and equipment with the balance being allocated to trademarks and other intangible assets. The Registrant has the right to prepay the above mentioned notes within 179 days without incurring any interest expense. Terms of the notes also include semi-annual payments of interest through the five year period.

     Concurrent with the acquisition of the brands and the licensing agreement, the Registrant entered into a six-month transition agreement with Colgate-Palmolive to facilitate the orderly transition of sales, production and distribution functions. Inasmuch as all the acquired brands can be manufactured by the Registrant, this six month period allows the Registrant lead time to order packaging and components, establish a distribution network, evaluate the customer base and shipping points, and otherwise assume production and distribution of the brands. Based upon information currently available, the Registrant believes that the acquisition of these product lines may initially increase its sales by over $6,000,000 on an annual basis.


















ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND
        EXHIBITS

   (a)  Financial Statements of Business Acquired.

     The Registrant believes that the brands acquired do not constitute a "business" in accordance with Rule 11-01(d) of Regulation S-X, and as such, financial statements otherwise
required to be provided by Rule   3-05(a) and (b) of such
Regulation are not necessary for this Item 7(a).

   (b)  Pro Forma Financial Information.

     The Registrant believes that the brands acquired do not constitute a "business" in accordance with Rule 11-01(d) of Regulation S-X, and as such, pro forma financial statements are not necessary for this Item 7(b).

   (c)  Exhibits.

10.1 - Acquisition Agreement dated December 31, 1995, between Colgate-Palmolive Company and The Stephan Co., with exhibits, including the Transition Agreement.

10.2 - Acquisition Agreement dated December 31, 1995, between The Mennen Company and The Stephan Co., with exhibits.

10.3 - Letter agreement dated December 31, 1995, between
Colgate-Palmolive Company, The Mennen Company and The
Stephan Co.

     The above referenced contracts and letter agreement will be provided as soon as practicable.




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on January 16, 1996.


The Stephan Co.


By:



David Spiegel
Chief Financial Officer